EXHIBIT 23.1

                  Consent of Stegman & Company

STEGMAN
& COMPANY
----------------------
Certified Public Accountants and
Management Consultants Since 1915



                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of Monocacy Bancshares, Inc. incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ Stegman & Company
                                        ---------------------
Towson, Maryland                        Stegman & Company
June 30,  1997







Suite 200, 405 East Joppa Road, Baltimore, Maryland 21286 - 410-823-8000 - 1-800-686-3883 - Fax: 410-296-4815